FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated April 30, 2021, is by and between Profire Energy, Inc., a Nevada corporation (the “Company”), and Brenton W. Hatch (“Executive”). RECITALS WHEREAS, the parties previously entered into the Second Amended and Restated Employment Agreement dated July 2, 2020 (the “Agreement”); and WHEREAS, as permitted by the Agreement, the parties wish to modify the Agreement relating to compensation as set forth herein. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Amendment of Section 3. (a) Amendment of Section 3.1. Effective as of the execution of this Amendment, Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows: “3.1 Base Salary. The Company shall pay Executive an annual rate of base salary in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly, such annual base salary, as in effect from time to time, hereinafter referred to as “Base Salary”, as follows: (a) during the first half of the Executive Chairman Term, from the Effective Date through December 31, 2020, $350,000, provided, that in connection with the Company’s response to the COVID-19 pandemic, with Executive’s consent, from September 1, 2020 until December 31, 2020, Executive’s Base Salary was reduced to $322,000 US; (b) during second half of the Executive Chairman Term, from January 1, 2021until June 30, 2021, $400,000; and (c) during the Special Advisor Term, from July 1, 2021 until June 30, 2022, $400,000, which shall be apportioned as $150,000 for serving as Chairman and $250,000 for advisory services.”

-2- 2. Continuing Effectiveness. Except as modified by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. 3. Counterparts. This Amendment may be executed in any number of identical counterparts (and by facsimile copy). If so executed, each of such counterparts is deemed to be an original for all purposes, and all such counterparts shall collectively constitute one agreement. 4. Governing Law. This Amendment, and the rights of the parties hereunder and all actions or proceedings arising in connection herewith or therewith, shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to conflicts of laws principles thereof that would cause the application of the laws of any other jurisdiction. [SIGNATURE PAGE FOLLOWS]

Signature Page to First Amendment to Second Amended and Restated Employment Agreement (Brenton W. Hatch) IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Employment Agreement to be executed as of the date first written above. THE COMPANY PROFIRE ENERGY, INC. /s/ Ryan W. Oviatt Ryan W. Oviatt Co-Chief Executive Officer, Co-President EXECUTIVE /s/Brenton W. Hatch Brenton W. Hatch